                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Netopia, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
      ________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:
      ________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:
      ________________________________________________________________________

  (5) Total fee paid:
      ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
      ________________________________________________________________________

  (2) Form, Schedule or Registration Statement No.:
      ________________________________________________________________________

  (3) Filing Party:
      ________________________________________________________________________

  (4) Date Filed:
      ________________________________________________________________________

Notes:

                          [NETOPIA LOGO APPEARS HERE]

December 28, 2000

Netopia, Inc.
2470 Mariner Square Loop
Alameda, CA 94501

                      NOTICE OF ANNUAL STOCKHOLDER MEETING

   Notice is hereby given that the Annual Stockholder Meeting of Netopia, Inc. (the "Company"), will be held on January 29, 2001, at 10:00 a.m. local time, at 2470 Mariner Square Loop, Alameda, California 94501 for the following purposes:

  1. To elect four directors to serve until the 2002 Annual Stockholder Meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: Reese M. Jones, Alan B. Lefkof, David C. King and David F. Marquardt.

  2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan by 500,000 shares.

  3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance under the plan by 800,000 shares.

  4. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25 million shares to 50 million shares.

  5. To ratify the appointment of KPMG LLP as independent auditors of the Company.

  6. To transact such other business as may properly be brought before the meeting.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Stockholders of record at the close of business on December 1, 2000 are the only stockholders entitled to notice of and to vote at the Annual Stockholder Meeting and at any adjournment or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2470 Mariner Square Loop, Alameda, CA 94501, during ordinary business hours for the ten-day period prior to the Annual Stockholder Meeting.

                                          By Order of the Board of Directors,

                                          /s/ DAVID A. KADISH
                                          David A. Kadish
                                          Vice President, General Counsel and
                                           Secretary

Alameda, California
December 28, 2000


                                   IMPORTANT

    Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the attached self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                          [NETOPIA LOGO APPEARS HERE]

                                 Netopia, Inc.
                            2470 Mariner Square Loop
                               Alameda, CA 94501

                               ----------------

                                PROXY STATEMENT
                       FOR THE ANNUAL STOCKHOLDER MEETING
                         To be held on January 29, 2001

   The accompanying proxy is solicited by the Board of Directors of Netopia, Inc., a Delaware corporation (the "Company" or "Netopia"), for use at the Annual Stockholder Meeting to be held on Monday, January 29, 2001, at 10:00 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Stockholder Meeting. The meeting will be held at the Company's facility at 2470 Mariner Square Loop, Alameda, California. The Company's telephone number is (510) 814-5100. The date of this Proxy Statement is December 28, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

   Annual Report. An annual report for the fiscal year ended September 30, 2000 is enclosed with this Proxy Statement.

   Voting Securities. The Company's Common Stock ("Common Stock") is the only type of security entitled to vote at the Annual Stockholder Meeting. On December 1, 2000, the record date for the determination of stockholders entitled to vote at the Annual Stockholder Meeting, there were 17,607,608 shares of Common Stock issued and outstanding. Each stockholder of record on December 1, 2000 will be entitled to one vote for each share of Common Stock held by such stockholder on December 1, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   Stockholders may vote in person or by proxy. The Company's bylaws provide that a majority of all of the shares of the Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Stockholder Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

   Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting holders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to forward copies of the proxies and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting of Proxies. Whether or not you are able to attend the Annual Stockholder Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals No. 2, No. 3, No. 4 and No. 5, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Stockholder Meeting. If sufficient votes in favor of the proposals are not received by the date of the Annual Stockholder Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a holder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. A holder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of December 1, 2000, with respect to the beneficial ownership of Common Stock by (i) the Chief Executive Officer and the four other executive officers of the Company named in the "Executive Compensation and Other Matters--Summary Compensation Table,"
(ii) all directors and nominees, (iii) all executive officers and directors of the Company as a group and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding Common Stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable by a holder within sixty (60) days of December 1, 2000 are deemed to be beneficially owned by that holder and to be outstanding for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                  Shares
                                                               Beneficially
                                                                Owned (1)
                                                            ------------------
                                                            Currently Percent
   Name of Beneficial Owner                                   Owned   of Class
   ------------------------                                 --------- --------
   Kern Capital Management LLC (2)......................... 1,857,400   10.5%
   Alan B. Lefkof (3)......................................   346,828    1.9%
   James A. Clark (4)......................................   115,910      *
   David A. Kadish (5).....................................    60,617      *
   Thomas A. Skoulis (6)...................................   134,016      *
   Michael P. Trupiano (7).................................   159,412      *
   Reese M. Jones (8)...................................... 1,299,655    7.4%
   David C. King (9).......................................     6,250      *
   David F. Marquardt (10).................................    94,486      *
   All Current Directors and Executive Officers as a Group
    (10 persons)(11)....................................... 2,329,592   12.6%

  --------
    *  Less than 1% of the outstanding shares of Common Stock.
   (1) The number of shares of Common Stock beneficially owned includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after December 1, 2000.
   (2) Based on a Form 13F filed on November 15, 2000 with the Securities and Exchange Commission by Kern Capital Management LLC.
   (3) Includes 270,625 shares issuable upon the exercise of stock options held by the named person under the 1996 Stock Option Plan ("Option Plan") and 76,203 shares held by the Lefkof Family Trust over which Alan B. Lefkof has shared voting and investment authority.

   (4) Includes 78,875 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
   (5) Includes 57,313 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
   (6) Includes 122,406 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
   (7) Includes 155,889 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
   (8) Includes 25,000 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
   (9) Includes 6,250 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
  (10) Includes 25,000 shares issuable upon the exercise of stock options held by the named person under the Option Plan.
  (11) Includes 839,673 shares issuable upon the exercise of stock options held by the named persons under the Option Plan.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of September 30, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Stockholder Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. The size of the Board of Directors is currently set at four members. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Stockholder Meeting will be elected directors of the Company to serve until the next Annual Stockholder Meeting or until their successors have been duly elected and qualified.

Vote Required And Board Of Directors' Recommendation

   Directors are elected by a plurality of the affirmative votes cast by those shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Stockholder Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
               "FOR" ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                                                  First Became
   Name and Positions Held with the Company                   Age  a Director
   ----------------------------------------                   --- ------------
   Alan B. Lefkof, President, Chief Executive Officer and
    Director (1).............................................  47     1991
   Reese M. Jones, Chairman of the Board of Directors........  42     1987
   David C. King, Director (2)(3)............................  41     2000
   David F. Marquardt, Director (2)(3).......................  51     1990

  --------
  (1) Member of the Stock Option Committee.
  (2) Member of the Audit Committee.
  (3) Member of the Compensation Committee.

   Alan B. Lefkof joined the Company as President in August 1991 and has been Chief Executive Officer since November 1994. Prior to joining the Company, Mr. Lefkof spent over nine years at GRiD Systems, a manufacturer of laptop computers, where he served as President from October 1989 to August 1991, Chief Financial Officer from March 1987 to September 1989, and Vice President of Marketing from August 1983 to February 1987. Before joining GRiD Systems, Mr. Lefkof served as a Management Consultant at McKinsey & Company from July 1977 to January 1982. Mr. Lefkof received a B.S. in computer science from the Massachusetts Institute of Technology in 1975 and an M.B.A. from Harvard Business School in 1977.

   Reese M. Jones, founder of the Company, has served as Chairman of the Board of Directors of the Company since inception. Mr. Jones served as Chief Executive Officer of the Company from the date of the Company's incorporation until Mr. Lefkof was appointed Chief Executive Officer in November 1994. Mr. Jones currently serves on the Board of Directors of a number of privately held companies. Mr. Jones received a B.A. in biophysics from the University of California at Berkeley in 1982.

   David C. King has been a director of the Company since January 2000. Mr. King is Chairman, President and CEO of Proxim, Inc. Mr. King joined Proxim in 1992 as Vice President of Marketing, in 1993 was appointed President, Chief Executive Officer and Director, and in 1996 was named Chairman of the Board of Directors. Mr. King currently serves on the Board of Directors of MobileStar Network Corporation, a privately held company. Mr. King received an A.B. in economics in 1981, a J.D in 1985, and an M.B.A in 1985, all from Harvard University.

   David F. Marquardt has been a director of the Company since 1990. Mr. Marquardt is a founding general partner of August Capital, formed in 1995 and has been a general partner of various Technology Venture Investors ("TVI") entities since August 1980. August Capital and the TVI entities are all private venture capital partnerships. Mr. Marquardt currently serves on the Board of Directors of Microsoft Corporation, Tumbleweed Communications and a number of privately held companies. Mr. Marquardt received a B.S. in mechanical engineering from Columbia University in 1973 and an M.B.A. from Stanford University in 1979.

   During the fiscal year ended September 30, 2000, the Board held five meetings and acted by written consent one time. No director listed above who served on the Board in fiscal year 2000 attended fewer than 75% of the meetings of the Board and any committee on which he served. The Board has an Audit Committee, Compensation Committee and Stock Option Committee. The Board does not have a standing Nominating Committee.

   During the fiscal year ended September 30, 2000, the Company's Audit Committee met four times. The Audit Committee (i) makes recommendations to the Board regarding engagement of the Company's independent auditors, (ii) reviews the services and activities of such auditors, (iii) reviews and evaluates the Company's accounting systems, financial controls and financial personnel, (iv) monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (v) monitors the independence and performance of such auditors and (vi) provides an avenue of communication among the independent auditors, management and the Board of Directors. For additional information concerning the Audit Committee, see "Report of the Audit Committee" and the Audit Committee Charter included as Appendix A to this Proxy Statement. The members of the Audit Committee during the 2000 fiscal year were David F. Marquardt and David C. King.

   During the fiscal year ended September 30, 2000, the Compensation Committee met four times and acted by written consent five times. The Compensation Committee sets salaries and other compensation arrangements for officers and other key employees of the Company, administers the Company's stock option, stock purchase and stock bonus plans, and advises the Board on general aspects of the Company's compensation and benefit policies. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation," "Executive Compensation and Other Matters" and "Compensation Committee Interlocks and Insider Participation." The members of the Compensation Committee during the 2000 fiscal year were David F. Marquardt and David C. King.

   During the fiscal year ended September 30, 2000, the Stock Option Committee acted by written consent eighteen times. The Compensation Committee has delegated to the Stock Option Committee the authority to approve the grant to non-officer employees and other individuals of stock options in amounts less than 10,000 shares. The sole member of the Stock Option Committee during the 2000 fiscal year was Alan B. Lefkof.

Compensation of Directors

   Members of the Company's Board of Directors do not receive compensation for their services as directors. Non-employee directors of the Company are eligible to receive options under the Company's 1996 Stock Option Plan. The Automatic Option Grant Program, which is part of the 1996 Stock Option Plan, provides for the grant of an option to purchase 25,000 shares of Common Stock upon a nonemployee director's initial election or appointment to the Board. Pursuant to this program, on June 12, 1996, Mr. Marquardt was granted a nonstatutory stock option to purchase 25,000 shares of Common Stock at an exercise price of $16 per share, and on January 13, 2000, Mr. King was granted a nonstatutory stock option to purchase 25,000 shares of

Common Stock at an exercise price of $51.75 per share. In addition, Mr. Jones received an option to purchase 25,000 shares at an exercise price of $9.50 per share on September 16, 1996 under the 1996 Stock Option Plan. The program also provides for the grant of an option to purchase 6,000 shares of Common Stock to non-employee directors on the date of each annual stockholders meeting. Pursuant to this program, on February 2, 2000, Messrs. Jones and Marquardt each received a nonstatutory stock option to purchase 6,000 shares of Common Stock at an exercise price of $86.25 per share. The terms applicable to the foregoing option grants are summarized below in the description of the Automatic Option Grant Program. In addition, members of the Board are eligible to receive options under the Company's 2000 Stock Incentive Plan.

                                 PROPOSAL NO. 2
                    AMENDMENT OF THE 1996 STOCK OPTION PLAN

   The stockholders are being asked to approve an amendment to the Netopia, Inc. 1996 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock available for issuance under the Option Plan by 500,000 shares to a total of 7,180,301 shares. The Option Plan is an important part of our compensation program, and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an increasingly important component of their compensation. The proposed amendment to the Option Plan is necessary to enable us to continue providing stock-based compensation to new and current employees. The Board approved the proposed amendment on October 18, 2000. A summary of the principal provisions of the Option Plan, assuming stockholder approval of the amendment, follows below.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. The Company's executive officers and directors have an interest in approval of this proposal because they, along with all other individuals eligible to participate in the Option Plan, will be eligible for grants of options and other awards under the Option Plan from the additional 500,000 shares. The proxy holders intend to vote all proxies received by them FOR the amendment of the Option Plan. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter, and thus will not affect the outcome of the voting on the proposal.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
               "FOR" THE AMENDMENT OF THE 1996 STOCK OPTION PLAN.

Summary of the 1996 Stock Option Plan

   The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Company's Secretary at the executive offices in Alameda, California.

   Option Plan Background. The Company established the Option Plan as a successor to the 1987 Restated Stock Option Plan ("1987 Plan") to provide a means whereby employees, officers, directors, consultants and independent advisers of the Company or its subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Option Plan was adopted by the Board on April 16, 1996 and amended on February 14, 1997, October 29, 1997, October 27, 1998, January 13, 2000 and October 18, 2000, and the stockholders approved each of the foregoing amendments except the last one, which is the subject of the proposal. In addition, the Board approved an amendment on April 13, 2000, which removed conditional automatic acceleration of vesting in the event of a Corporate Transaction.

   Structure. The Option Plan contains two separate equity incentive programs:
(i) a Discretionary Option Grant Program under which eligible persons may be granted stock options to purchase shares of Common Stock, and (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the nonemployee Board members.

   Administration. The Option Plan is currently administered by the Compensation Committee (the "Committee") of the Board of Directors. The Option Plan may also be administered by the Board or a secondary committee comprised of one or more Board members with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws. Currently, a secondary committee, the Stock Option Committee, which has as its sole member Alan B. Lefkof, the Company's Chief Executive Officer, has the authority to grant options under the Option Plan in amounts less than 10,000 shares to individuals who are not officers or directors of the Company. Committee members serve for such period of time as the Board may determine. The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonstatutory option not intended to meet such requirements, and the remaining provisions of the option grant.

   Administration of the Automatic Option Grant Program is self-executing in accordance with the terms of that program; however, the Plan Administrator may exercise discretionary functions with respect to grants made thereunder.

   Eligibility. Employees (including officers), consultants, independent contractors and nonemployee members of the Board of Directors who render services to the Company or its parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A nonemployee member of the Board of Directors is also eligible for option grants under the Automatic Option Grant Program.

   Securities Subject to Option Plan. A total of 7,180,301 shares, including the increase of 500,000 shares which is the subject of this Proposal No. 2, of Common Stock are reserved for issuance under the Option Plan. Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market. The share reserve increases automatically on January 1, 2001 by a number of shares equal to 5% of the number of shares of Common Stock outstanding on the last trading day of the preceding calendar year, up to a maximum annual increase of 1,200,000 shares.

   In no event may any one participant in the Option Plan acquire shares of Common Stock under the Option Plan in excess of 750,000 shares over the period beginning on July 1, 1999 and ending on July 1, 2002. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan. The holder of an option shall have no stockholder rights with respect to the shares underlying the option until such person shall have exercised the option, paid the exercise price and become the stockholder of record of the purchased shares.

Discretionary Option Grant Program

   Price and Exercisabilty. The option exercise price per share may not be less than 85% of the fair market value of Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times, and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the Option Plan may not have a term in excess of 10 years.

   The exercise price for options granted under the Option Plan may be paid in cash or in outstanding shares of Common Stock. Options may also be exercised on a cashless basis through the same-day sale of the purchased shares. The Committee may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any Federal or state income and employment taxes incurred by reason of the option exercise.

   No optionee has any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

   The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to the vesting of such shares. The Committee has complete discretion to establish the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

   Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its subsidiary corporations. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

   If an employee to whom an Incentive Option is granted is the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiary corporations, then the option price per share will be at least 110% of the fair market value per share on the grant date, and the option term will not exceed five years, measured from the grant date.

   Tandem Stock Appreciation Rights. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right, subject to the Committee's approval, to surrender their options for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock or partly in shares of Common Stock and partly in cash.

Automatic Option Grant Program

   Under the Automatic Option Grant Program, non-employee Board members will receive option grants at designated dates during their period of Board service. Each individual who was serving as a non-employee Board member on June 12, 1996, which was the date of the Company's initial public offering, was automatically granted on that date a nonstatutory stock option to purchase 25,000 shares of Common Stock. Each individual who subsequently becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 25,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company. Each individual who is serving as a non-employee Board member on the date of each annual stockholders meeting held after January 13, 2000 will automatically be granted, at the time of such annual meeting, a nonstatutory stock option to purchase 6,000 shares of Common Stock. An individual who has previously been in the employ of the Company is eligible for the annual option grants, but a non-employee director who receives the initial option in a calendar year will not also receive an annual option grant in that same calendar year.

   Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

     1. The option price per share will be equal to 100% of the fair market value per share of the Common Stock on the automatic grant date and each option is to have a maximum term of ten years measured from the grant date.

     2. Each automatic option granted before December 31, 1996 will be immediately exercisable for all of the option shares, but the shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right will lapse and the optionee vest in a series of five successive annual installments, measured from the grant date, provided such optionee continues service as a Board member.

     3. Each initial option granted on or after January 13, 2000 will become exercisable in a series of four successive annual installments over the optionee's Board service measured from the grant date. Each annual option grant will become exercisable in full upon the optionee's completion of one year of Board service measured from the grant date.

     4. The option will remain exercisable for a twelve-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the twelve-month period following his or her cessation of Board service, then such options may be exercised during the twelve-month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of vested shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

     5. The option shares will become fully exercisable and fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully exercisable and fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

     6. Upon the occurrence of a hostile tender offer, each option granted before December 31, 1996 (whether or not the optionee is vested in such option) shall be automatically canceled and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer or, if greater, the fair market value per share of Common Stock over (ii) the option exercise price payable per share.

     7. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the options will in general conform to the terms described above for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

General Provisions

   Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

     (i) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company, or

     (ii) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (a) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent),
(b) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (c) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

   Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically and the shares of Common Stock subject to those terminated rights shall vest in full unless assigned to the successor corporation or accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

   Any options which were granted prior to April 13, 2000 and which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary or constructive termination within twelve months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the employment termination.

   The Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights in its discretion, including upon the occurrence of the following transactions ("Change in Control"):

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation, or

     (ii) there is a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest(s) to be comprised of individuals who
  (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by a majority of the Board in clause (a) who were still in office at the time such election or nomination was approved by the Board.

The Committee also has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

   The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

   Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The fair market value on December 1, 2000 as reported on the Nasdaq National Market was $4.25 per share.

   Change in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change effecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options over the specified term, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1987 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

   Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

   Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects. However, without the approval of the Company's stockholders, the Board may not (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization) or (ii) materially modify the eligibility requirements for option grants.

   Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 15, 2006. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

   New Plan Benefits. As of December 1, 2000 options covering 4,227,815 shares were outstanding under the Option Plan, 33,610 shares are available not taking into account the increase in the share reserve requested by this Proposal No. 2, and 2,418,876 shares have been issued under the Option Plan. The expiration dates for all such outstanding options range from March 2001 to December 2010.

   Except as set forth above under the caption "Automatic Option Grant Program," grants to be made under the Option Plan in the future are at the discretion of the Committee and are not determinable at this time. The following table shows all option grants made under the Option Plan during the fiscal year ending September 30, 2000 and through December 1, 2000, to the indicated individuals, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group, respectively:

                                                                    Number of
                                                                  Option Shares
                                                                  -------------
   Alan B. Lefkof...............................................       80,000
   James A. Clark...............................................       30,000
   David A. Kadish..............................................       50,000
   Thomas A. Skoulis............................................       40,000
   Michael P. Trupiano..........................................      100,000
   Reese M. Jones...............................................        6,000
   David C. King................................................       25,000
   David F. Marquardt...........................................        6,000
   All Current Executive Officers as a Group (7 persons)........      400,000
   All Directors who were not employees as a group (3 persons)..       37,000
   All Employees (including officers who are not executive
    officers)...................................................    1,404,074

   Employees and directors of the Company, including officers, are also eligible to receive options under the 2000 Plan, see "Report of the Compensation Committee on Executive Compensation." Through December 1, 2000, options to purchase 999,400 shares of Common Stock had been granted under the 2000 Plan, of which directors and officers of the Company held options to purchase 344,500 shares.

Federal Income Tax Consequences of Options Granted Under the Option Plan

   Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or nonstatutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs.

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the lesser of
(a) the exercise price paid for the shares and (b) the sale price received for the shares, will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the lesser of (a) the exercise price paid for the shares and (b) the sale price received for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

   Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option.

   The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   Special provisions of the Code apply to the acquisition of Common Stock under a nonstatutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     (i) If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

     (ii) The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

   Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

                                 PROPOSAL NO. 3
                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

   The stockholders are being asked to approve an amendment to the Netopia, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock available for issuance under the Purchase Plan by 800,000 shares to a total of 1,600,000. The Purchase Plan is an important part of our compensation program, and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment. The Company believes that it should reserve a sufficient number of shares under the Purchase Plan to last through the end of each twenty-four month offering period beginning prior to the 2001 Annual Stockholder Meeting. In accordance with applicable accounting guidance, an insufficient number of shares reserved at the beginning of an offering period may result in future compensation charges for financial reporting purposes. The Company estimates that without the proposed increase the remaining shares reserved for issuance under the Purchase Plan will be exhausted early in 2001, in part because the decline in the market price of the Common Stock since the beginning of many of the previous enrollment dates under the Purchase Plan means that more shares will be purchased by participants in the Purchase Plan. Accordingly, the Board is recommending an increase to the number of shares available under the Purchase Plan.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. The Company's executive officers have an interest in approval of this proposal because they, along with all other individuals eligible to participate in the Purchase Plan, will be eligible to purchase Common Stock under the Purchase Plan from the additional 800,000 shares. The proxy holders intend to vote all proxies received by them FOR the amendment of the Purchase Plan. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter, and thus will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE
                    COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

Summary of the Employee Stock Purchase Plan

   The principal terms and provisions of the Purchase Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Purchase Plan. A copy of the Purchase Plan will be furnished by the Company to any stockholder upon written request to the Company's Secretary at the executive offices in Alameda, California.

   Purchase Plan Background. The Purchase Plan was adopted by the Board on April 16, 1996 and approved by the stockholders on May 15, 1996. The Purchase Plan was amended on February 14, 1997, October 29, 1997, October 27, 1998, January 13, 2000 and on October 28, 2000 to increase the number of shares issuable thereunder. The stockholders approved each of the foregoing amendments except the last one, which is the subject of the proposal.

   Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock through payroll deductions. The Company is the only Participating Company in the Purchase Plan. The Purchase Plan and the right of participants to make purchases thereunder are intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Code.

   The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the appreciation of the Company's share price. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

   Administration. The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration are paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan are credited to a non-interest bearing book account.

   Shares and Terms. The stock issuable under the Purchase Plan may be authorized but unissued shares or reacquired shares. The maximum number of shares of Common Stock that may be issued under the Purchase Plan is 1,600,000, assuming approval of this Proposal No. 3. Common Stock subject to a terminated purchase right is available for purchase pursuant to purchase rights subsequently granted.

   Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

   Eligibility. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 360 employees (including 7 officers) were eligible to participate in the Purchase Plan as of December 1, 2000.

   Offering Periods. The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months. Each offering period is comprised of a series of one or more successive purchase periods, each of which generally have a duration of six months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. Generally, purchase periods start on the first business day in each of February and August and end, respectively, on the last business day of July of the same year and January of the following year. A new offering period will begin on February 1, 2001 and will end on January 31, 2003. The Committee in its discretion may vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period (other than the initial offering period) shall exceed 24 months in length, and may terminate an offering period following any purchase period.

   The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

   Purchase Price. The purchase price per share under the Purchase Plan will be 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq National Market as of December 1, 2000 was $4.25 per share.

   Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 2,000 shares on any one purchase date.

     3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
  Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

   The purchase right shall be exercisable only by the Participant during the Participant's lifetime and shall not be assignable or transferable by the Participant.

   Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's cash compensation paid during a purchase period. Compensation for this purpose will include elective contributions that are not includable in income under Sections 125 or 401(k) of the Code, and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

   The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the limitations described in the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

   Termination and Change to Payroll Deductions. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

   Amendment and Termination. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in July 2006, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

   The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

   In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

   Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to 85% of the lower of the fair market value per share of Common Stock on the start date of the offering period or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

   The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   Pro Ration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

   Federal Income Tax Consequences. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

   The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

   Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the Purchase Plan.

   The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

   New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, purchases of Common Stock under the Purchase Plan for the current fiscal year are not determinable. However, in the fiscal year ended September 30, 2000, each of the Named Officers purchased the following number of shares of Common Stock at a price of $21.1438 per share: Mr. Clark 1,035; Mr. Kadish 1,304; Mr. Lefkof 486; and Mr. Skoulis 1,610. In addition, Mr. Trupiano purchased 2,000 shares at a price of $4.04 per share and 145 shares at a price of $40.80 per share. All executive officers as a group (7 persons) purchased 9,818 shares during the fiscal year ended September 30, 2000.

                                 PROPOSAL NO. 4
               INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

   The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") currently authorizes us to issue up to 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. This Proposal would amend our Restated Certificate to authorize us to issue up to 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The larger number of authorized shares of Common Stock provided for in this Proposal will provide us with the certainty and flexibility to undertake various types of transactions, including stock splits, issuances of stock dividends, financings, increases in the shares reserved for issuance under our equity incentive plans, or other corporate transactions not yet determined.

   In order for our Board of Directors to be able to respond to future circumstances with a reasonable degree of flexibility, we must have a sufficient number of authorized shares to cover any stock splits or other transactions. For example, since there are currently 25,000,000 shares of Common Stock authorized and, as of December 1, 2000, 17,607,608 shares of Common Stock are issued and outstanding and 5,400,005 shares of Common Stock are reserved for issuance under our various equity incentive plans, we currently have

1,992,387 shares available for issuance in the future. Consequently, the number of shares currently authorized would not be sufficient to approve a two-for-one stock split without first obtaining stockholder approval. The proposed increase in the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 would result in our having 26,992,387 shares available for issuance in the future. We have no current plans to issue the additional authorized shares. Although we currently have no agreements or understandings with respect to material acquisitions, the increase in the number of shares of Common Stock will provide us with additional flexibility with regard to any future acquisitions.

   Under this Proposal, the additional shares of Common Stock would be available for issuance without further stockholder action, unless stockholder action is otherwise required by Delaware law or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

   The additional shares of Common Stock that would become available for issuance if the proposed amendment were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management. For example, without further stockholder approval, our Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, not by the threat of any attempt to accumulate shares or otherwise gain control of us, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by us to deter or prevent changes of our control, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

   In addition, the authority granted by our Restated Certificate to our Board to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of our preferred stock could be used for anti-takeover purposes. The proposal to increase the number of authorized shares of Common Stock, however, is not part of any plan to adopt a series of amendments having an anti-takeover effect, and our management presently does not intend to propose anti-takeover measures in future proxy solicitations.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. The proxy holders intend to vote all proxies received by them FOR the amendment of the Amended and Restated Certificate of Incorporation. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter, and thus will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE
          COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 5
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has selected KPMG LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001. KPMG LLP has acted in such capacity since its appointment for fiscal year 1987. A representative of KPMG LLP will be present at the Annual Stockholder Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

   In the event ratification by the holders of the appointment of KPMG LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. The proxy holders intend to vote all proxies received by them FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2001. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter, and thus will not effective the outcome of the voting on the proposal.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" RATIFICATION OF THE
  APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL
                        YEAR ENDING SEPTEMBER 30, 2001.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers who were serving as executive officers at the end of fiscal 2000 and whose total earned salary and bonus for fiscal 2000 exceeded $100,000 for fiscal 2000 (collectively, the "Named Officers"), for services rendered in all capacities to the Company and its subsidiary, for fiscal years 1998, 1999 and 2000. Bonus payments shown with respect to services performed in each fiscal year were paid in the subsequent fiscal year.

                           Summary Compensation Table

                                                                    Long-Term
                                      Annual                       Compensation
                                 Compensation (1)                     Awards
                                 ----------------                  ------------
                                                                    Securities
                                                    Other Annual    Underlying     All Other
Name and Principal Position       Salary   Bonus  Compensation (3) Options (#)  Compensation (2)
---------------------------      -------- ------- ---------------- ------------ ----------------
Alan B. Lefkof............. 2000 $280,324 $   --       $1,155         80,000         $8,884
 President and Chief        1999  267,500  65,000       2,325         60,000          7,830
 Executive Officer          1998  253,750  13,500         643        120,000          7,272

James A. Clark............. 2000  174,428     --        1,480         30,000          6,000
 Vice President and Chief   1999  166,000  40,000          65         25,000          6,000
 Financial Officer          1998  157,750  32,200         125         75,000          6,000

David A. Kadish (4)........ 2000  174,679  30,000         180         50,000          6,000
 Vice President, General    1999  132,421   5,000         --         116,500          2,000
 Counsel and Secretary      1998   88,332     --          --             --             --

Thomas A. Skoulis (5)...... 2000  139,277  84,779         --          40,000          6,000
 Senior Vice President and  1999  130,000  75,469         --          30,000          6,000
 General Manager, Web       1998  128,750  56,451         --          65,000          6,000
 Platforms

Michael P. Trupiano (6).... 2000  187,763  54,154       1,565        100,000          6,000
 Senior Vice President and  1999  177,083  60,906         --         100,000          6,000
 General Manager, Internet  1998  151,250   6,750         --          92,000          6,000
 Equipment

--------
(1) Includes amounts deferred under the Company's 401(k) Plan.
(2) Represents car allowances.
(3) Represents amounts paid in connection with tax services paid for by the Company.
(4) The amounts shown include consulting fees and expenses of $88,332 and $78,253 paid during fiscal 1998 and 1999, respectively, before Mr. Kadish became an employee of the Company.
(5) Bonus includes commissions earned of $52,701, $50,469 and $64,779 during fiscal 1998, 1999 and 2000, respectively.
(6) Bonus includes commissions earned of $25,906 and $39,154 during fiscal 1999 and 2000, respectively.

                       Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made to each of the Named Officers in the fiscal year ended September 30, 2000. In accordance with the rules of the United States Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. No stock appreciation rights were granted to these individuals during such year.

                                            Individual Grants
                                     -------------------------------
                                                                     Potential Realizable
                                     % of Total                        Value at Assumed
                          Number of   Options                        Annual Rates of Stock
                         Securities  Granted to                       Price Appreciation
                         Underlying  Employees  Exercise              for Option Term (4)
                           Options   in Fiscal  Price per Expiration ---------------------
Name                     Granted (1)  2000 (2)  Share (3)    Date        5%        10%
----                     ----------- ---------- --------- ---------- ---------- ----------
Alan B. Lefkof..........   80,000       5.24%    $48.00     2/1/10   $2,414,955 $6,119,971
 President and Chief
 Executive Officer

James A. Clark..........   30,000       1.97%     48.00     2/1/10      905,608  2,294,989
 Vice President and
 Chief Financial Officer

David A. Kadish.........   40,000       2.62%     48.00     2/1/10    1,207,478  3,059,986
 Vice President, General   10,000       0.66%     34.63    4/17/10      217,755    551,833
 Counsel and Secretary

Thomas A. Skoulis.......   40,000       2.62%     48.00     2/1/10    1,207,478  3,059,986
 Senior Vice President
 and General Manager,
 Web Platforms

Michael P. Trupiano.....   75,000       4.91%     48.00     2/1/10    2,264,021  5,737.473
 Senior Vice President     25,000       1.64%     34.63    4/17/10      544,387  1,379,583
 and General Manager,
 Internet Equipment

--------
(1) Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in quarterly installments over four years beginning from the grant date. All outstanding options will automatically accelerate in full and then terminate following an acquisition of the Company by merger or asset sale unless the acquiring company assumes the outstanding options or replaces the outstanding options with a substitute option or with a cash incentive program. Any options which are assumed or replaced, excluding the options granted on April 17, 2000, shall automatically accelerate in the event the optionee's service should subsequently terminate by reason of an involuntary termination within twelve months of such transaction and remain exercisable for a one-year period from the date of termination.
(2) Based on options to acquire an aggregate of 1,526,274 shares granted in the 2000 fiscal year.
(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

   The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during the 2000 fiscal year and the year-end number and value of unexercised options with respect to each of the Named Officers. No stock appreciation rights were exercised by the Named Officers in fiscal 2000.

                                                          Number of
                                                    Securities Underlying     Value of Unexercised
                                                     Unexercised Options     in-the-Money Options at
                           Shares                   at September 30, 2000    September 30, 2000 (2)
                          Acquired      Value     ------------------------- -------------------------
Name                     on Exercise Realized (1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ------------ ----------- ------------- ----------- -------------
Alan B. Lefkof..........   263,000   $13,342,822    230,625      189,375    $1,548,761    $605,259
James A. Clark..........   118,315     5,784,430     58,688       87,997       404,089     324,785
David A. Kadish.........     7,000       469,750     47,001      117,499        67,094           0
Thomas A. Skoulis.......    41,000     2,758,189    103,939       96,561       628,374     317,751
Michael P. Trupiano.....   106,900     5,421,276    123,214      217,886       624,279     464,091

--------
(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.
(2) These values have not been and may never be realized. They are based on the fair market value of the Common Stock at September 30, 2000 ($11.00 per share), as determined by the closing price on the Nasdaq National Market, less the exercise price payable for such shares.

Employment and Change of Control Arrangements

   The Compensation Committee, as plan administrator of the 1996 Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

   None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time. However, the Company has entered into an agreement with Messrs. Lefkof, Clark, Kadish, Skoulis and Trupiano which provides for acceleration of vesting of option shares as if the officer remained employed for twelve additional months in the event the officer's employment is involuntarily terminated during the 12 month period following certain acquisitions or changes in control of the Company. In addition, Messrs. Clark and Kadish will receive severance pay equal to 12 months salary and Messrs. Lefkof, Skoulis and Trupiano will receive severance pay equal to six months salary upon any such termination.

Certain Relationships and Related Transactions

   On August 5, 1998, the Company sold its Farallon LAN Division to Farallon Communications, Inc., an affiliate of Gores Technology Group, for cash, a warrant and certain receivables aggregating $4.9 million in consideration. In June 2000, Proxim, Inc. acquired substantially all of the business and assets of Farallon. David C. King, a director of the Company, is the Chairman, President and CEO of Proxim. In connection with the acquisition, Netopia exercised its warrant immediately prior to the sale of Farallon to Proxim. Netopia paid Farallon the warrant exercise price of $300 and received $410,406 from Proxim as consideration for the Farallon shares Netopia had purchased by exercising the warrant.

Compensation Committee Interlocks And Insider Participation

   The Compensation Committee of the Company's Board of Directors, as of September 30, 2000, consisted of Messrs. King and Marquardt. Neither Mr. King nor Mr. Marquardt was at any time during the fiscal year ended September 30, 2000, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

   Further information may be found in "Certain Relationships and Related Transactions" above.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the United States Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during fiscal 2000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   This Report of the Compensation Committee (the "Committee") shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

   The Committee has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's various stock incentive plans. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

   For fiscal 2000, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. The Committee reviewed but made no changes to the CEO's compensation proposals for the officers.

   General Compensation Policy. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

   In preparing the stock performance graph for this Proxy Statement, the Company has selected the Standard & Poor's 500 Index, the Nasdaq Stock Market-US Index, the Nasdaq Telecommunications Index and the Chase H&Q Technology Index. To the extent that the Company compares its compensation practices against other companies, through informal compensation surveys or otherwise, the constituent companies are not necessarily those included in the Indices, because the latter may not be competitive with the Company for executive talent or because compensation information is not available to the Company.

   Base Salary. The base salary for each executive officer is set at the time of hire based on individual negotiation, and any subsequent increases are awarded on the basis of personal performance.

   Annual Cash Bonuses. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of financial performance targets established at the start of the fiscal year including operating results, gross margin performance and revenue, and then a range is established for each executive on the basis of his/her expected contribution to the Company's performance targets. Actual bonuses paid reflect both achievement of corporate objectives and an individual's accomplishment of functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

   Long-Term Incentive Compensation. Generally, a significant grant is made in the year that an officer commences employment and grants typically of lesser amounts are made periodically. Generally, the size of each grant is set at a level that the Committee deems appropriate, to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion based on the recommendation made by the CEO to the Committee. In fiscal 2000, stock option grants were awarded to each of the executive officers to provide an incentive for the officers to improve the Company's performance.

   Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he/she remains in the Company's employ, and then only if the market price of the Common Stock appreciates over the option term.

   CEO Compensation. Mr. Lefkof, the Company's President and CEO, received an increase in annual base salary on January 1, 2000. The remaining components of the CEO's fiscal 2000 incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. Mr. Lefkof did not receive a bonus during fiscal 2000. Along with the other executive officers, in fiscal 2000 stock option grants were awarded to the CEO to provide an incentive for the CEO to improve the Company's performance.

   2000 Stock Incentive Plan. In October 2000, the Board of Directors adopted the 2000 Stock Incentive Plan (the "2000 Plan"). A total of 1,000,000 shares of Common Stock are authorized for issuance under the 2000 Plan. The 2000 Plan is designed to meet the "broadly based plans" exemption from the stockholder approval requirement for stock option plans under the Nasdaq National Market listing requirements. Officers of the Company and individuals who are subject to Section 16 of the Exchange Act may not receive more than 40% of all shares reserved for grant under the 2000 Plan. The 2000 Plan is generally similar to the Option Plan, except that only nonqualified stock options may be granted under the 2000 Plan, the 2000 Plan does not comply with the requirements for tax deductibility under Section 162(m) of the Code, and adoption of and amendments to the 2000 Plan do not require approval of the Company's stockholders.

   Tax Limitation. A publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company ending after the Company's initial public offering. The stockholders approved the Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options over a three-year period. Accordingly, any compensation deemed paid to an executive officer when he exercises an option under the Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee

                                          David C. King
                                          David F. Marquardt

                       COMPARISON OF STOCKHOLDER RETURNS

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index, the Nasdaq Stock Market-US Index, the Nasdaq Telecommunications Index and the Chase H&Q Technology Index for the period commencing on June 13, 1996 and ending on September 30, 2000. The Company's fiscal year ended September 30, 2000. This stock performance graph includes data as of the latest practicable date. The Company has included the Nasdaq Technology Index in this Proxy Statement for the first year because the Company believes that this index is particularly relevant given the product mix underlying the Company's revenue. The Company in future years will not include the S&P 500 Index in its proxy statements because the entities included in that index are not of a comparable size to the Company.

                 COMPARISON OF 4-YEAR CUMULATIVE TOTAL RETURN*
                    AMONG NETOPIA, INC., THE S&P 500 INDEX,
      THE NASDAQ STOCK MARKET (U.S.) INDEX, THE CHASE H&Q TECHNOLOGY INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                6/13/96     6/96     9/96    12/96     3/97     6/97     9/97    12/97     3/98     6/98     9/98
NETOPIA, INC.                    100.00    92.19    65.63    39.84    26.56    31.25    42.97    35.94    37.89    49.22    35.16
S & P 500                        100.00   100.47   103.58   112.21   115.22   135.33   145.47   149.65   170.52   176.15   158.63
NASDAQ STOCK MARKET (U.S.)       100.00    96.75   100.21   105.15    99.44   117.66   137.56   128.79   150.73   154.86   139.74
CHASE H & Q TECHNOLOGY           100.00    96.01   101.92   109.29   104.18   125.39   151.96   128.13   155.15   158.84   141.19
NASDAQ TELECOMMUNICATIONS        100.00    97.04    91.34    91.46    84.80   106.28   123.08   133.51   169.93   179.72   158.67

                                  12/98     3/99     6/99     9/99    12/99     3/00     6/00     9/00
NETOPIA, INC.                     42.58    50.78   149.22   249.22   339.46   449.61   251.56    68.75
S & P 500                        192.41   202.00   216.24   202.73   232.90   238.24   231.91   229.67
NASDAQ STOCK MARKET (U.S.)       181.59   203.65   222.77   228.30   337.41   378.68   329.25   303.09
CHASE H & Q TECHNOLOGY           199.30   217.06   257.07   271.96   445.11   502.11   451.00   442.80
NASDAQ TELECOMMUNICATIONS        220.93   277.85   294.71   268.99   391.80   416.21   328.32   262.77

   This graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is to consist of three independent directors. The Audit Committee presently consists of Messrs. King and Marquardt, with one vacancy. Both Mr. King and Mr. Marquardt are independent, non-employee directors of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors (the "Charter"). A copy of the Charter is included as Appendix A to this Proxy Statement. Under the Charter, the Audit Committee is required to make regular reports to the Board. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In that context, the Audit Committee met and held discussions with management and the Company's independent auditors, KPMG LLP (the "Independent Auditors"). Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditors.

   The Audit Committee discussed with Independent Auditors those matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees) as currently in effect, including the independence of the Independent Auditors. Additionally, the Independent Auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), as currently in effect.

   Based upon the discussions and representations referenced above, the Audit Committee recommended to the Board of Directors that the audited financials statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                          Audit Committee

                                          David C. King
                                          David F. Marquardt

    STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL STOCKHOLDER MEETING

   Proposals of stockholders intended to be presented at the next Annual Stockholder Meeting of the Company must be received by the Company at its offices at 2470 Mariner Square Loop, Alameda, California 94501, not later than August 31, 2001 and satisfy the conditions established by the Securities and Exchange Commission for holder proposals to be included in the Company's proxy statement for that meeting. Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, stockholders wishing to bring a proposal before the next Annual Stockholder Meeting of the Company (but not to include it in the Company's proxy statement for that meeting) should provide written notice of the proposal to the Company no later than November 13, 2001, as proxies solicited for that meeting will confer discretionary authority to vote on any such matter of which the Company did not have notice as of such date.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL 2000, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO NETOPIA, INC., 2470 MARINER SQUARE LOOP, ALAMEDA, CALIFORNIA 94501, ATTENTION:
INVESTOR RELATIONS.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors is not informed of any other matter, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ DAVID A. KADISH
                                          David A. Kadish
                                          Vice President, General Counsel and
                                           Secretary

Dated: December 28, 2000


    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL STOCKHOLDER MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL STOCKHOLDER MEETING AND WISH TO CHANGE YOUR VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.



    THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL STOCKHOLDER MEETING.

                                                                      APPENDIX A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                      BOARD OF DIRECTORS OF NETOPIA, INC.

I.  Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

II. Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

    Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management and the independent auditors, consider the integrity of the company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and, where appropriate as determined by the Audit Committee, with the independent auditors, the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 71. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or, where appropriate, approve any change of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee shall review and discuss with the independent auditors their written statement delineating all relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors' audit plan--discuss scope, staffing locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

11. Review whether the Company's operations have changed such that the implementation of an internal audit function is needed and, if so, establish the budget, plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

12. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Disclosures

16. Periodically perform self-assessment of audit committee performance.

17. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

NETOPIA, INC
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan B. Lefkof and James A. Clark, and either of them, to vote all shares of stock which the undersigned is entitled to vote at the Annual Stockholder Meeting, to be held at 2470 Mariner Square Loop, Alameda, California 94501 on Monday, January 29, 2001 at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Stockholder Meeting and Proxy Statement, dated December 28, 2000, and a copy of the Company's 2000 Annual Report to Stockholders. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS, FOR SUCH NOMINEES AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

1.   ELECTION OF DIRECTORS

     For all nominees                       Withhold Authority to vote for
     listed below [_]                       nominees listed below [_]

     Reese M. Jones, Alan B. Lefkof, David C. King and David F. Marquardt

2. PROPOSAL TO APPROVE AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 500,000 SHARES, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

     For [_]        Against [_]       Abstain [_]

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE BY 800,000 SHARES, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

     For [_]        Against [_]       Abstain [_]

4. TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25 MILLION SHARES TO 50 MILLION SHARES.

     For [_]        Against [_]       Abstain [_]

5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

     For [_]        Against [_]       Abstain [_]

6.   TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE
     MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder.

DATED:  ___________________, 2001             _________________________________
PLEASE VOTE, SIGN, DATE AND                   Signature
RETURN THE PROXY CARD
USING THE ENCLOSED ENVELOPE                   _________________________________
                                              Signature (if held jointly)